Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of the 29th day of July, 2004 by and between Margaret Danielson, Susan Dupont, Barbara Solakian and Marcia Smith d/b/a MINUTEMAN ASSOCIATES, a Massachusetts general partnership, (collectively, the “Seller”), having an address of One April Lane, Lexington, Massachusetts and The Hamilton Company, a Massachusetts corporation, (the “Buyer”) having an address of 39 Brighton Avenue, Boston, MA 02134.

RECITALS

Seller is the owner of the Property (as defined in Section 2.1 below).  Seller desires to sell the Property to Buyer and Buyer desires to buy the Property from Seller, all on and subject to the terms and conditions hereinafter set forth.

ARTICLE 1

Purchase and Sale Agreement

1.1                                           Agreement to Purchase and Sell.  In consideration of the mutual undertakings and covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer and Buyer agrees to buy the Property from Seller on and subject to the terms and conditions contained in this Agreement.

ARTICLE 2

The Property

2.1                                           Description of the Property.  The “Property” consists of the following:

(a)             The land at One April Lane, Lexington, Massachusetts, and known as “Minuteman Village Apartments,” more particularly described in Schedule A attached hereto (the “Land”);

(b)            all rights, privileges and easements appurtenant to the Land owned by Seller (collectively referred to as the “Appurtenances”);

(c)             the four (4) buildings (which contain an aggregate of forty-two (42) apartment units) located on the Land and the improvements and fixtures located therein (collectively, the “Improvements”);

(d)            all apparatus, equipment and appliances used in connection with the operation or occupancy of the improvements (which Land, together with the Appurtenances and Improvements, is collectively referred to as the “Real Property”);

(e)             the tangible personal property, if any, described in Schedule B attached hereto (the “Personal Property”);

(f)               all of Seller’s interest in the Leases listed on Schedule C (the “Leases”); and

(g)            all of Seller’s interest in the contracts, if any, described in Schedule D attached hereto (the “Contracts”) to the extent consent of any third party is not required.

ARTICLE 3

Purchase Price; Deposit; Adjustments

3.1                                           Purchase Price.  The Buyer agrees to pay to Seller at Closing, as hereinafter defined, Ten Million One Hundred Fifty Thousand Dollars ($10,150,000) (the “Purchase Price”), subject to adjustment and as otherwise provided herein by wire transfer of immediately available federal funds or by cashier’s, treasurer’s or bank certified check.

3.2                                           Deposit.  Buyer has previously deposited Fifty Thousand Dollars ($50,000) with First American Title Insurance Company as Escrow Agent (the “Escrow Agent”) and upon the execution of this Agreement, Buyer will deposit the additional sum of Two Hundred Thousand Dollars ($200,000) for a total deposit of Two Hundred Fifty Thousand Dollars ($250,000) (collectively, the “Deposit”) to secure Buyer’s obligations under this Agreement.  The Deposit, the Additional Deposits as hereinafter defined, if any, and all interest earned thereon shall be referred to herein as the “Escrowed Amount”.  Interest on the Escrowed Amount shall accrue for the benefit of Buyer unless the Closing does not occur in which case interest shall follow the Escrowed Amount.  The Escrow Agent will maintain and disburse the Escrowed Amount pursuant to the terms and conditions of this Agreement and the Deposit Escrow Agreement attached hereto as Schedule 3.2 (the “Deposit Escrow Agreement”).

3.3                                           Prorations of Taxes.  All real and personal property taxes attributable to the year in which the Closing occurs shall be prorated and adjusted as of the Closing Date as an adjustment at the Closing.  If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year will be used for the purposes of prorating taxes on the Closing Date, with no further adjustment after the Closing Date.

3.4                                           Prorations of Contracts and Prepaid Expenses.  To the extent Property Contracts are not terminated pursuant to Section 4.2(d) below, prepaid or past due amounts under any Assigned Contracts (as hereinafter defined) will be prorated and adjusted as of the Closing Date.  Buyer will be charged for those prepaid expenses allocable to any period after the Closing Date, including, without limitation, annual permit and confirmation fees, fees for licenses and all security or other deposits.

3.5                                           Utilities.  Seller will cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date.  Seller will pay all charges for such utility charges which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required.  If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utility charges to the extent unpaid will be prorated and adjusted as of the Closing Date based on the most recent bills.

3.6                                           Rent Prorations.  Collected rents for the then current period; and security deposits (the full amount thereof with interest earned thereon, if any); prepaid rentals; common area maintenance charges; and all other incidental expenses and charges paid by tenants under the Leases, in each case to the extent collected for the current period and any future periods, will be apportioned and full value shall be adjusted and prorated as of the Closing Date.  Buyer shall assume all Seller’s obligations with respect to security deposits and shall comply with MGL c.186 §15B in connection with the assumption of all liability and responsibility for such deposits and shall after Closing indemnify, defend and hold Seller harmless from and against any claims, losses, damages or liability with respect to such deposits.

3.7                                           Uncollected Rents.  All rentals and other charges which are uncollected at Closing and all other uncollected rents for the current and prior rental periods, less the reasonable third party out-of-pocket expenses of collection thereof, will be apportioned (if and when collected by either party), but shall not be adjusted at Closing.  As to any tenants that are delinquent in the payment of rent on the Closing Date, Buyer shall use reasonable efforts to collect or cause to be collected such delinquent rents following the Closing Date.  Any and all rents so collected by Buyer following the Closing will be successively applied to the payment of (x) rent due and payable in the months following the month in which the Closing occur, (y) rent due and payable in the month in which the Closing occurs and (z) rent due and payable in the months preceding the month in which the Closing occurs (up to and including the month in which payment is made) and Any rent payment made by a tenant that is identified or designated by such tenant as payment of any delinquent rent shall be applied to such delinquent rent.  If all or part of any rents or other charges received by Buyer following the Closing are allocable to Seller pursuant to the foregoing sentence, then such sums will be promptly paid to Seller.  Seller reserves the right to collect delinquent rents owed to Seller and to pursue any damages remedy Seller may have against any tenant with respect to such delinquent rents, but will have no right to exercise any other remedy under the Lease (including, without limitation, termination or eviction).

3.8                                           Estimates.  In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer’s option, those adjustments will be made on the basis of good faith estimates of Buyer using currently available information, and final adjustments shall be made within three (3) months after the Closing Date to the extent precise figures are determined or become available.

3.9                                           Adjustment Payments.  The net amount of all adjustments to be made under this Article 3 will be paid on the Closing Date in immediately available funds.  All post-closing adjustments will be made in immediately available funds.

3.10                                     Calculation of Prorations.  All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the Property in the period applicable to the apportionment, with Buyer entitled to income and responsible for expenses for the Closing Date.  Prorations of annual payments will be made based on the number of days of ownership in the applicable annual period.

3.11                                     Seller’s Closing Costs.  At the Closing, Seller shall pay and be responsible for the amount due for (i) deed stamps, conveyance tax, documentary tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated hereby; (ii) recording charges for any instrument which releases or discharges any lien as required by Article 6 hereto; (iii) Seller’s counsel’s fees and expenses and (iv) ½ of fees charged by Escrow Agent.

3.12                                     Buyer’s Closing Costs.  At the Closing, Buyer shall pay and be responsible for (i) recording charges (other than as listed in Section 3.11 above); (ii) charges associated with Buyer due diligence including any title and survey fees or charges, (iii) ½ fees charged by Escrow Agent; and (iv) Buyer’s counsel’s fees and expenses.

3.13                                     Survival.  The provisions of Article 3 will survive the Closing.

ARTICLE 4

Representations, Warranties, Covenants and Agreements

4.1                                           Seller’s Representations and Warranties.  Seller is not making and has not at any time made any representation or warranty of any kind or nature, either oral or written, directly or indirectly, expressed, implied, statutory or otherwise, with respect to the Property, including, without limitation, representations or warranties as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental condition, health or safety matters, utilities, operating history or projections, valuation, projections, the applicability of any laws, rules or regulations or compliance therewith.  Based upon Buyer’s familiarity with the Property, Buyer’s due diligence relating the Property and Buyer’s experience and knowledge as to the market in which the Property is situated and as to investment in and operation of real estate in the nature of the Property and commercial real estate in general, Buyer shall purchase the Property on the Closing Date in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition, without any representation or warranty whatsoever.  Buyer fully assumes the risk that adverse latent or patent physical, structural, environmental, economic or legal conditions may not have been revealed by Buyer’s investigations.  Seller and Buyer acknowledge that the Purchase Price to be paid to Seller for the Property has taken into account that the Property is being sold subject to the foregoing provisions of this Section 4.1.

4.2                                           Seller’s Covenants.  Seller hereby covenants and agrees with Buyer that:

(a)             At all times from the execution of this Agreement to the Closing Date, it shall maintain the Property in substantially the same condition as the same is in as of the date of this Agreement, subject only to reasonable use and wear and the terms of Article 9 hereof.

(b)            At all times from the execution of this Agreement to the Closing Date, it shall maintain such casualty insurance on the Improvements as is presently insured.

(c)             From and after the date hereof through the Closing Date, Seller shall not enter into any new contracts or agreements (other than residential leases for a term of not more than one (1) year, in the ordinary course of business and on the market rents listed in the Broker’s offering memorandum) or place any encumbrance on the Property, if such contract or encumbrance would survive Closing without the prior written consent of Buyer.

(d)            Seller agrees to terminate as of the Closing Date, any property management, leasing brokerage and service contract or agreement which may be terminated without penalty or consent relating to the Property unless Buyer requests otherwise, by written notice to Seller prior to the expiration of the Inspection Period.  Any service contracts or agreements which are designated by Buyer as contracts or agreements which should not be terminated or which require consent or penalty shall be assigned, which assignment shall be without recourse to Seller, to Buyer at Closing (the “Assigned Contracts”).

(e)             Seller shall make all records, invoices, bills and other information and materials relating to the operation of the Property available for Buyer to inspect and copy.

(f)               Seller shall assign, which assignment shall be without recourse to Seller, warranties, if any, relating to the Property to Buyer at Closing.

4.3                                           Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date that this Agreement has been duly authorized, executed and delivered by Buyer and all consents required under Buyer’s organizational documents or by law have been obtained.  All documents that are to be executed by Buyer and delivered to Buyer on the Closing Date have been, or on the Closing Date will be, duly executed, authorized and delivered by Buyer.  This Agreement and all such documents are, and on the Closing Date will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their terms and do not, and, at the time of the Closing Date will not, violate any provisions of any agreement or judicial or administrative order to which Buyer is a party or to which Buyer or the Property (or any portion thereof) is subject.

4.4                                           Hazardous Materials.  Seller makes no representations or warranties as to the presence or absence of any Hazardous Materials in, on, under or about the Property.  Buyer specifically waives any private right of action provided under CERCLA and/or any other Environmental Laws to recover or be reimbursed for any liabilities, costs, fees, or expenses from the Seller.  Buyer agrees to accept complete responsibility for the allocation of any response costs under CERCLA and any other Environmental Laws.  Buyer shall indemnify, protect, defend and hold the Seller harmless from and against any and all claims, demands, losses, damages, liabilities, causes of action, liens, costs and expenses, (including, without limitation, attorneys’ fees and costs (to the extent permitted by law) directly or indirectly related to, arising out of, or in any manner connected with, in whole or in part, the presence of any Hazardous Materials in, on or about the Property, the release of Hazardous Materials from the Property, any violation of any Environmental Laws or other laws, or any other environmental matter or condition, that is related to the Property.  The agreements, waiver and indemnity set forth in this Section 4.4 shall survive the Closing Date and the filing for record of the Deed.

ARTICLE 5

Access, Inspection, Diligence

5.1                                           Access.  Seller agrees that Buyer and its authorized agents or representatives shall, prior to the expiration of the Inspection Period, be entitled to enter upon the Real Property and the Improvements in each instance during normal business hours upon not less than one business day advance written notice to Seller, accompanied by Seller or its agent, to make such investigations, studies and tests, as Buyer deems necessary or advisable.

5.2                                           Inspection.  All investigations will be at Buyer’s sole cost and expense and will be performed prior to the expiration of the Inspection Period and without causing any damage to the Property.  To the extent that Buyer wants to gain access to space currently occupied by tenants, Buyer should notify Seller and Seller will arrange with the specific tenant a time reasonably satisfying to both Buyer and the tenant for such access.  Buyer shall not cause any adverse impact to the Property and will restore the Property in a timely manner at Buyer’s sole cost to the condition that existed immediately prior to the Property investigations.

5.3                                           Indemnity.  Buyer assumes all risk associated with the property investigations and shall indemnify, defend and hold Seller and its tenants, employees, agents, consultants and contractors harmless against any claim or demand on account of any loss, damage or injury to any person or property by reason of any act, omission or negligence by Buyer or its agents, contractors, consultants or employees in connection with the property investigations.  Buyer agrees at all times during the entries onto the Property that it will carry comprehensive general liability insurance on an occurrence basis (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) in a combined single limit of at least $1,000,000, with a deductible of no more than $50,000, employer’s liability in the amount of $500,000 (each accident) and the statutory limit with respect to workers compensation and provide Seller with evidence of such insurance coverage, if requested, prior to any entry onto the Property.  This provision is intended to survive Closing and termination.

5.4                                           Due Diligence Materials.  Seller shall, during normal business hours prior to the expiration of the Inspection Period, upon advance written notice to Seller make all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller’s files, if any, relating to the construction, operation and maintenance of the Property available to Buyer.

5.5                                           Review of Materials.  Buyer shall have the right to commence and actively pursue such due diligence as it may deem prudent prior to the expiration of the Inspection Period.  In the event this Agreement is terminated, Buyer shall return any materials provided by Seller, including, but not limited to copies of obtained by Buyer.

5.6                                           Inspection Period.  Buyer shall notify Seller prior to August 9, 2004 (the “Inspection Period”) of the results of its diligence.  In the event that Buyer’s due diligence shall reveal any matters which would have a material, adverse effect on the value of the Property, then Buyer may elect, by written notice to Seller, on or before 5:00 p.m. eastern time on the expiration of the Inspection Period, not to proceed with the transaction described herein which notice shall set forth in detail such material, adverse matters.  In such event, the Escrow Agent is hereby required to return the Escrowed Amount in accordance with the Deposit Escrow Agreement and this Agreement shall be null and void without recourse to either party hereto (other than matters specifically intended to survive).

ARTICLE 6

Title and Survey

6.1                                           Title and Survey Review.  Buyer will, during the Inspection Period, review title and survey matters.  Seller will provide Buyer within five (5) business days of the date hereof, with a copy of a commitment for an ALTA owner’s policy of title insurance.  Buyer may cause to be prepared an as built survey of the Real Property.  Such title commitment and survey being referred to as “Title Evidence”.

6.2                                           Title Objection.  By the end of the Inspection Period, Buyer will make its written objections (“Title Objections”) to the form and/or contents of the Title Evidence as Buyer may wish along with copies of the Title Evidence.  Buyer’s failure to make Title Objections with respect to a particular matter within such time period will constitute a waiver of Title Objections with respect to a particular matter.  Any matter shown on such Title Evidence or if no such Title Evidence is prepared could have been shown on such Title Evidence and not objected to by Buyer shall be a “Permitted Exception” hereunder.

6.3                                           Seller’s Cure of Title Objections.  Seller shall have the election of whether or not to attempt to cure Title Objections raised by Buyer.  If Seller notifies Buyer in writing that it elects not to attempt to cure any title objections raised by Buyer, then Buyer may within three (3) business days of receipt of such notice elect to (i) terminate this Agreement and receive a refund of the Escrowed Amount in accordance with the Deposit Escrow Agreement or (ii) proceed to close without any reduction in the Purchase Price.  Notwithstanding the foregoing, with respect to voluntary liens securing payment of an ascertainable amount (“Monetary Liens”), Seller shall remove or cure by payment of funds from Closing.  The Closing shall be extended for a period of up to thirty (30) days to permit Seller to cure any Title Objections which it elects to attempt to cure (the “Cure Period”).  Seller shall remove any encumbrances or exceptions to title which are created by, through or under Seller after the date of the Title Insurance Commitment and which are not consented to by Buyer under the terms hereof.  If the Title Objections are not cured prior to Closing, Buyer will have the option as its sole and exclusive remedies to (i) terminate this Agreement and receive a refund of the Escrowed Amount in accordance with the Deposit Escrow Agreement or (ii) proceed to close without any reduction in the Purchase Price.  If Buyer elects the latter, any uncured Title Objections shall be deemed Permitted Encumbrances.

6.4                                           Required State of Title.  At the Closing, Seller shall convey by quitclaim deed to Buyer (or to Buyer’s nominee) good and clear record and marketable fee simple title to all of the Land and the Improvements free and clear of any and all tenancies and other occupancies, liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

(a)             The lien, if any, for real estate taxes not yet due and payable;

(b)            The Leases;

(c)             The Permitted Exceptions; and

(d)            Provisions of existing building, zoning and all other applicable laws.

6.5                                           Personal Property.  At the Closing, Seller shall convey to Buyer by bill of sale substantially in the form attached hereto as Schedule 8.2(b) the Personal Property.

ARTICLE 7

Conditions To Seller’s and Buyer’s Performance

7.1                                           Conditions to Seller’s Obligations. The obligations of Seller to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to the following (any one or more of which may be waived in whole or in part by Seller at its discretion):

(a)             Buyer having performed in all material respects all covenants and obligations required by this Agreement to be performed by Buyer on or prior to the Closing Date; and

(b)            Payment of the Purchase Price, as adjusted and prorated hereunder.

7.2                                           Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to Seller having performed in all material respects all covenants and obligations in all material respects required by this Agreement to be performed by Seller on or prior to the Closing Date.

ARTICLE 8

Closing

8.1                                           Escrow Closing. Except as otherwise expressly provided in this Agreement, the consummation of the transaction contemplated in this Agreement (the “Closing”) shall occur at 10:00 a.m. at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts on August 25, 2004 (the “Closing Date”).  Buyer may extend the Closing Date for two (2) successive fifteen (15) day periods by written notice given to Seller at least three (3) business days prior to the Closing Date, provided such notice is accompanied by an additional deposit (each, an “Additional Deposit”)of fifty thousand dollars ($50,000) for each such 15-day extension.  It is agreed that time is of the essence in this Agreement.

8.2                                           Seller’s Closing Deliveries.  On the Closing Date Seller shall deliver or cause to be delivered at its expense each of the following items to Buyer:

(a)             A duly executed and acknowledged deed or deeds conveying the Real Property and the Improvements to Buyer with title as provided in Section 6.3, such deed or deeds to be in the form attached hereto as Schedule 8.2(a);

(b)            A duly executed bill of sale and general assignment conveying the Personal Property to Buyer in the form attached hereto as Schedule 8.2(b);

(c)             A duly executed assignment and assumption agreement regarding leases, rents, deposits, escrow accounts etc. (the “Assignment of Leases”) in the form attached hereto as Schedule 8.2(c);

(d)            A duly executed assignment and assumption of the Assigned Contracts (the “Assignment of Contracts”) and any warranties and guaranties and agreements in the form attached as Schedule 8.2(d).

(e)             A certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule 8.2(e);

(f)               Customary affidavits sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under Leases), mechanic’s or materialmen’s liens from Buyer’s title policy;

(g)            Evidence reasonably satisfactory to Buyer and the Title Company of Seller’s authority to convey the Property pursuant to this Agreement in form and substance satisfactory to Buyer and the Title Company;

(h)            A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

(i)                Original executed notices to tenants regarding the transfer of the Property in the form of Schedule 8.2(i) attached hereto;

(j)                All books, records, plans, specifications, contracts, agreements and other instruments or documents to the extent requested by Buyer and in the possession of Seller related to the construction, operation and maintenance of the Property;

(k)             Keys to all locks on the Property in Seller’s possession or control, if any;

8.3                                           Buyer’s Closing Deliveries.  On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

(a)             A counterpart original of the closing statement setting forth the closing adjustments;

(b)            Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement without additional liability or expense to Buyer;

(c)             A duly executed counterpart of the Assignment of Leases; and

(d)            A duly executed counterpart of the Assignment of Contracts.

8.4                                           Delivery Of Deposit.  On the Closing Date the Escrow Agent will deliver or cause to be delivered the Escrowed Amount to Seller pursuant to the terms of the Deposit Escrow Agreement.

ARTICLE 9

Casualty and Condemnation

9.1                                           Damage or Destruction/Eminent Domain.  Buyer is bound to purchase the Property as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of the Property or condemnation of the Property by right of eminent domain, provided that the occurrence of any damage or destruction to the Property involves repair costs equal to or less than $500,000 (“Damage Threshold Amount”), and any condemnation does not materially and adversely affect the use and value of the Property (“Immaterial Condemnation”).  If Buyer is so bound to purchase the Property notwithstanding the occurrence of damage, destruction or condemnation, then upon the Closing:  (i) in the event of damage covered by insurance or an Immaterial Condemnation occurring during the period prior to Closing Date, Buyer shall receive a credit against the Purchase Price for such Property in the amount (net of collection costs and costs of repair reasonably incurred by the Seller and not then reimbursed) of any insurance proceeds or condemnation award collected and retained by the Seller as a result of any such damage, destruction or condemnation, plus (in the case of damage) the amount of the deductible portion of the Seller’s insurance policy, and the Seller shall assign to Buyer all rights to such net insurance proceeds or condemnation awards as shall not have been collected prior to the Closing; and (ii) in the event of damage not covered by insurance, Buyer shall receive a credit (not to exceed $500,000) in the amount of the estimated cost to repair such damage.

9.2                                           Major Casualty.  If any of the Improvements are damaged by fire or any other casualty (the cost for repair of which is reasonably estimated to exceed $500,000 and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

(a)             to acquire the Property in its then condition and pay the Purchase Price without regard to the casualty, in which event Seller shall pay over or assign to Buyer, on delivery of the deed, (i) all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty, less amounts reasonably expended by Seller for partial restoration; and (ii) an amount of money equal to Seller’s deductible or

(b)            to terminate this Agreement in which event the Escrow Agent shall return the Escrowed Amount pursuant to the terms of the Deposit Escrow Agreement, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other.

9.3                                           Material Condemnation.  If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property, and such condemnation would materially and adversely affect the value of the Property (“Material Condemnation”), Seller shall give notice promptly to Buyer of such event.  If such Eminent Domain Taking would materially, adversely affect the use and value of the Property, then Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller’s notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount pursuant to the terms of the Deposit Escrow Agreement, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other.  If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.

ARTICLE 10

Brokerage Commissions

10.1                                     Representations and Indemnity.  Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than CB Richard Ellis – N.E. Partners, LP (the “Broker”).  Seller is responsible for the compensation of the Broker pursuant to a separate agreement.  Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys’ fees) arising from any claims for brokerage or finder’s fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller’s behalf including, but not limited to the Broker. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys’ fees) arising from any claims for brokerage or finders’ fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer’s behalf.  The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.

ARTICLE 11

Default, Termination and Remedies

11.1                                     Seller Default.  In the event that Seller breaches or shall have failed in any material respect on the Closing Date to have performed, then Buyer shall have the right to (i) take any and all legal actions necessary to compel Seller’s specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy) or (ii) terminate this Agreement and receive the Escrowed Amount.  In no event shall Seller be liable to Buyer for any consequential or punitive damages based upon any breach of this Agreement, including, without limitation, breaches of representation or warranty.  Buyer further agrees that recourse for any liability of Seller under this Agreement or any document or instrument delivered simultaneously or in connection with or pursuant to this Agreement shall be limited solely to the Property. In no event shall Buyer seek satisfaction for any obligation from any partners, members, managers, shareholders, officers, directors, employees, agents, legal representatives, successors or assigns of any Seller, nor shall any of the foregoing have any personal liability for any such obligations of any Seller.

11.2                                     Buyer Default.  In the event Buyer defaults hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default.  Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer’s and Seller’s reasonable estimate of such damages.

ARTICLE 12

Miscellaneous

12.1                                     Assignment.  Buyer may not assign any of Buyer’s rights or duties hereunder without the prior written consent of Seller, which consent may be withheld by Seller in its sole, absolute discretion, except the Buyer may assign this Agreement to a nominee, which is a limited liability company in which Harold Brown has a substantial economic interest and is controlled by Harold Brown without Seller’s consent, but with notice to the Seller given at least five (5) business days prior to Closing.  The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

12.2                                     Notices.  Any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused by hand during regular business hours, (ii) the next business day if sent by a reputable national overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iii) when sent if sent by facsimile during business hours, addressed to Seller or Buyer, as the case may be, at the address or addresses or facsimile number set forth below, if applicable or such other addresses as the parties may designate in a notice similarly sent with a copy sent simultaneously by one of the other methods.  Any notice given by a party to Escrow Agent shall be simultaneously given to the other party.  Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.  Notices to Seller, Buyer and/or Escrow Agent shall be delivered as follows:

(a)             If to Seller:

Minuteman Associates

One April Lane

Lexington, Massachusetts 02421

Attn:  Barbara Solakian

with a copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Attn: Andrew C. Sucoff, Esq.

Phone:  617-570-1000

FAX:  617-227-8591

If to Buyer:

The Hamilton Company

39 Brighton Avenue

Boston, MA 02134

Attn:  Harold Brown, Chairman

Phone:  617-783-0039

FAX:  617-783-0568

With a copy to:

Dionne & Gass

73 Tremont Street

Boston, MA 02108

Attn:  Sally E. Michael, Esq.

Phone:  671-723-3300

Fax:  617-723-4151

12.3                                     Interpretation.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

12.4                                     Captions.  The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

12.5                                     No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

12.6                                     Amendments.  This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer’s permitted assignee or permitted transferee).

12.7                                     Integration.  This Agreement (including the schedules and exhibits) embodies the entire agreement between Seller and Buyer with respect to the transactions contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

12.8                                     Choice of Law.  This Agreement shall be construed under and in accordance with the laws of Massachusetts.

12.9                                     Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

12.10                               Business Day.  In the event any date hereunder (including the Closing Date) falls on a Saturday, Sunday or Legal Holiday, the date applicable shall be the next business day.

12.11                               Time Of The Essence.  Time is of the essence of this Agreement.

12.12                               Use of Proceeds to Clear Title.  To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

12.13                               Submission not an Offer or Option.  The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the

Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

ARTICLE 13

Miscellaneous

13.1      Confidentiality  Understanding that Seller manages the Property and does not want to upset tenants or otherwise cause concern to tenants and given the potential issues associated with converting the Property to condominium units, Buyer agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, the existence of this Agreement, any term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Article 13.  In particular, Buyer shall not discuss the sale with tenants or approach the Town of Lexington Condominium Conversion Board. Buyer may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, partners, consultants and other professional advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Article.  This provision shall survive termination of this Agreement but shall terminate upon Closing.

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

SELLER:

Margaret Danielson

Susan Dupont

Barbara Solakian

Marcia Smith

BUYER:

The Hamilton Company

By:
Name: Harold Brown
Title: Chairman

Schedules

SCHEDULE A	Description of the Real Property
SCHEDULE B	Description of Personal Property
SCHEDULE C	Leases
SCHEDULE D	Contracts
SCHEDULE 3.2	Form of Deposit Escrow Agreement
SCHEDULE 8.2(a)	Form of Deed
SCHEDULE 8.2(b)	Form of Bill of Sale
SCHEDULE 8.2(c)	Form of Assignment of Leases
SCHEDULE 8.2(d)	Form of Assignment of Contracts
SCHEDULE 8.2(e)	Form of FIRPTA Affidavit
SCHEDULE 8.2(i)	Form of Tenant Notice Letter